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                                                                    EXHIBIT 99.1

                            CAMCO INTERNATIONAL INC.

                                   PROXY FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned stockholder of Camco International Inc. ("Camco") hereby appoints Gary D. Nicholson, Herbert S. Yates and Ronald R. Randall, or any of them, as proxies, each with power to act without the others and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of Camco that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Camco to be held on Friday, June 13, 1997, at 9:00 a.m., Houston time, at Chevron Tower Auditorium, 1301 McKinney, Houston, Texas, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Joint Proxy Statement/Prospectus dated May 14, 1997:

    (1) Proposal to approve and adopt the Agreement and Plan of Merger dated February 27, 1997 (the "Merger Agreement"), among Camco, Plane Acquisition Corp., a wholly owned subsidiary of Camco ("Sub"), and Production Operators Corp ("Production Operators"), pursuant to which Sub will merge with and into Production Operators and each outstanding share of Production Operators common stock will be converted into the right to receive 1.30 shares of Camco Common Stock. Under the terms of the Merger Agreement, an aggregate of approximately 13,800,000 shares of Camco Common Stock would be issued or reserved for issuance (representing approximately 35.4% of the outstanding shares of Camco Common Stock on a fully diluted basis).

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

    (2) To consider and take action upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. RECEIPT OF THE JOINT PROXY STATEMENT/PROSPECTUS DATED MAY 14, 1997, IS HEREBY ACKNOWLEDGED.

                                                 -------------------------------
                                                   SIGNATURE OF STOCKHOLDER(S)

                                                 -------------------------------
                                                   SIGNATURE OF STOCKHOLDER(S)

                                                 PLEASE SIGN YOUR NAME EXACTLY
                                                 AS IT APPEARS HEREON. JOINT
                                                 OWNERS MUST EACH SIGN. WHEN
                                                 SIGNING AS ATTORNEY, EXECUTOR,
                                                 ADMINISTRATOR, TRUSTEE OR
                                                 GUARDIAN, PLEASE GIVE YOUR FULL
                                                 TITLE AS IT APPEARS THEREON.

                                                 DATE: , 1997.

        PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.